NOTE PURCHASE AGREEMENT
THIS NOTE PURCHASE AGREEMENT, dated as of February 28, 2019 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), between SONIC FOUNDRY, INC., a Maryland corporation (the “Borrower”) and MARK BURISH, an Individual (“Mark Burish”) as the Purchaser party hereto (in such capacity and together with its successors and assigns, the “Purchaser”).
STATEMENT OF PURPOSE:
WHEREAS, the Borrower wishes to sell to the Purchaser, and the Purchaser wishes to purchase on the terms and conditions set forth herein, subordinated secured promissory notes issued by the Borrower on the Initial Closing Date in an aggregate original principal amount of up to $5,000,000, each substantially in the form of Exhibit A hereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, each a “Note” and collectively the “Notes”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1.
DEFINITIONS
1.1    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“Account Debtor” has the meaning given to that term in the UCC.
“Account or Accounts” has the meaning given to that term in the UCC.
“Acquisition” means any transaction or series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any Subsidiary, directly or indirectly, (a) acquires any going concern business or all (or substantially all) of the assets of any firm, corporation, limited liability company or other entity, or division thereof, whether through purchase of assets, merger or otherwise or (b) acquires at least a majority (in number of votes) of the securities of an entity which have ordinary voting power for the election of directors or managers or a majority (by percentage or voting power) of the outstanding Capital Stock of any other Person.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise; provided that in no event shall any Purchaser or any of their respective Affiliates, on the one hand, and the Borrower or any of its Subsidiaries, on the other hand, be deemed to be “Affiliates” of one another.
“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Authority, and all orders, judgments and decrees of all courts and arbitrators.
“Applicable Rate” means the Prime Rate plus four percent (4.00%) per annum.
“Articles Supplementary” means that certain Articles Supplementary to the Charter of the Borrower as certified by the Borrower and dated as of November 6, 2017, as amended from time to time thereafter.

“Bankruptcy Code” means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.
“Business Combination” has the meaning set forth in the definition of “Change of Control” below.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law or executive order to close.
“Capital Expenditure” means any expenditure (whether paid in cash or accrued as a liability) for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a balance sheet prepared in accordance with GAAP, including the cost of assets acquired pursuant to Capital Leases and payments in respect of Capital Leases but excluding (a) expenditures of insurance proceeds to rebuild or replace any capital or fixed asset after a casualty loss, (b) leasehold improvement expenditures for which the Person is reimbursed promptly by the lessor, and (c) expenditures made in connection with any Investment permitted pursuant to Section 9.2.
“Capital Lease” of a Person means any lease of Property by such Person as lessee which would be classified as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.
“Capital Lease Obligations” of any Person means all obligations (including sales tax obligations) of such Person under Capital Leases.
“Capital Stock” means (a) any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest or other equivalent, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, whether certificated or uncertificated, and however designated), and (b) any option, warrant, security, appreciation right, profits interests or other right (including Indebtedness securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest, participation or security described in clause (a) above.
“Capitalized Software and Development Costs” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its subsidiaries.
“Cash Equivalent Investments” means (a) short-term obligations of, or fully guaranteed by, the United States, (b) commercial paper rated A-1 or better by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) or P-1 or better by Moody’s Investors Service, Inc. (or any successor thereto) with a duration of not more than nine (9) months, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by, and time deposits with, commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.
“Casualty Event” shall mean, with respect to any property, any of the following: (a) any casualty, loss, destruction, damage or taking of such property (or any part thereof), (b) any condemnation, loss of title, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property (or any part thereof), or confiscation of such property (or any part thereof) or the requisition of the use of such property, or (c) any event that results in the receipt of business interruption insurance.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street

Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law) , in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“Change of Control” means the occurrence of any of the following:
(a)    The acquisition by any Person or any group of Persons of record or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), other than Mark Burish of 50% or more of (i) the Capital Stock of the Borrower (as determined on a fully-diluted basis) or (ii) the combined voting power of the then-outstanding voting securities of the Borrower (the “Outstanding Company Voting Securities”);
(b)    Consummation by the Borrower or any of its Subsidiaries of a merger, consolidation, combination, reorganization, or sale of Capital Stock, whether in one or a series of related transactions (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of the then outstanding shares of voting Capital Stock of the purchasing or surviving entity in such Business Combination, in substantially the same proportions as its ownership immediately prior to such Business Combination, of the Outstanding Company Voting Securities and (ii) at least a majority of the members of the board of directors (or equivalent governing body) of the purchasing or surviving entity in such Business Combination were members of the Borrower’s or such Subsidiary’s board of directors (or equivalent governing body) at the time of the execution of the initial agreement, or of the action of the Borrower’s or such Subsidiary’s board of directors (or equivalent governing body), providing for such Business Combination;
(c)    A sale, assignment, lease, conveyance, exchange, transfer, sale-leaseback or other Disposition of more than 50% of the assets of the Borrower, whether in one or a series of related transactions (excluding normal inventory sales and financing arrangements associated with inventory or receivables);
(d)    The Borrower ceases to own and control, directly or indirectly, free and clear of all Liens (other than in favor of the Purchaser) 100% of the Capital Stock of each subsidiary (other than directors’ qualifying shares, as may be required by law;
(e)    Approval by the board of directors (or equivalent governing body) of the Borrower of:
(i)    a liquidation or dissolution of the Borrower;
(ii)    an exchange of the Capital Stock of the Borrower for the Capital Stock of any other Person or Persons;
(iii)    the sale or Disposition of all or substantially all of the assets of the Borrower; or
(iv)    the merger of consolidation of the Borrower with or into another Person;
(f)    During any period of twelve (12) consecutive months, a majority of the members of the Board of the Borrower cease to be composed of individuals (i) who were members of such Board on the first (1st) day of such period, (ii) whose election or nomination to such Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such Board or (iii) whose election or nomination to such Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of such Board (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of such Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of such Board); or

(g)    The occurrence of a “change of control” and/or “change of control event” (or any comparable term) as defined in the Articles Supplementary.
“Charter Documents” means the articles or certificate of incorporation or formation (as applicable), the bylaws or operating or limited liability company agreement (as applicable), and other similar organizational and governing documents of any Person, as amended, restated, supplemented or otherwise modified from time to time.
“Closing” has the meaning given to that term in Section 2.3.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral Documents” means agreement or writing pursuant to which the Borrower or any Subsidiary purports to pledge or grant a security interest in any property or assets securing the Obligations or any of such Borrower or Subsidiary purports to guarantee the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Compliance Certificate” means a Compliance Certificate in the form attached hereto as Exhibit C.
“Contractual Obligations” means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound.
“Coverage Ratio” means the ratio of (a) Qualified Assets to (b) all then outstanding Obligations.
“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Rate” has the meaning given to that term in Section 3.1(b).
“Disposition” means to sell, assign, license lease, convey, exchange, transfer or otherwise dispose of its property.
“Distributions” by a Person means (a) the declaration or payment of dividends or other distributions (whether in cash, securities or other property or assets) on any now or hereafter outstanding Capital Stock of such Person; (b) any payment (whether in cash, securities or other property or assets) on account of the redemption, repurchase, defeasance, sinking fund or other retirement or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock made either directly or indirectly; (c) any loans or advances (other than salaries or advances to, or reimbursement of, directors or employees for travel, entertainment, relocation or other business expenses in the ordinary course of business), to any stockholder(s), partner(s) or member(s) of such Person; (d) any payment or prepayment of principal or premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Indebtedness that is subordinated to the Obligations; and (e) setting aside funds for any of the foregoing.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.
“Event of Default” has the meaning given to that term in Section 10.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.
“Excluded Taxes” shall mean, with respect to any Purchaser, or any other recipient of any payment to be made by or on account of any Obligations, (a) Taxes imposed on or measured by its net income (however denominated), and franchise Taxes imposed on it (in lieu of Net Income taxes), (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office or applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the applicable Purchaser is located, (c) in the case of a Foreign Purchaser, any withholding Tax that is imposed on amounts payable to such Foreign Purchaser pursuant to a law in effect at the time such Foreign Purchaser becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Purchaser (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 3.4(a), (d) Taxes resulting from the failure (other than as a result of a Change in Law) to comply with Section 3.4(e), or (e) any U.S. federal withholding Taxes imposed under FATCA.
“Fiscal Quarter” means a fiscal quarter of the Borrower and its Subsidiaries, ending on March 31, June 30, September 30, and December 31 of each year.
“Fiscal Year” means a fiscal year of the Borrower and its Subsidiaries, ending on September 30 of each year.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in effect within the United States from time to time, consistently applied. If there are any changes to GAAP during the term of this Agreement, the parties shall continue to determine compliance with the financial covenants, and make all other financial determinations hereunder, without giving effect to any such changes until such time that the parties hereto can agree to amend the financial covenants and other provisions requiring financial determinations hereunder to take into account the effect of such changes to GAAP in a mutually acceptable manner.
“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including, without limitation, any federal, state or local public utility commission, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Indebtedness” means, with respect to any Person, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and not outstanding more than 90 days past the date of invoice), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by bonds, debentures, notes, acceptances, or other similar instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capital Lease Obligations and obligations created or arising under any conditional sale or other title retention agreement, (g) the aggregate undrawn face amount of all letters of credit issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto, (g) “earn outs” and similar payment obligations of such Person to the extent such obligations become fixed or are considered liabilities under GAAP, (h) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (h), and any other obligation for borrowed money or other financial accommodation which, in accordance with GAAP, would be shown as a liability on the balance sheet of such Person.
“Indemnified Party” has the meaning given to that term in Section 10.4.
“Indemnified Taxes” shall mean (a) any Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any Subsidiary under any Note Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Closing Date” has the meaning given to that term in Section 2.3.
“Intellectual Property” means all intellectual and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases.
“Intellectual Property License” has the meaning assigned thereto in the Guaranty and Collateral Agreement.
“Intellectual Property Security Agreement” means a collateral assignment or security agreement pursuant to which the Borrower or any of its Subsidiaries assigns or grants a security interest in its interests in Intellectual Property to the Purchaser, as security for the Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Interest Payment Date” has the meaning given to that term in Section 3.1(c).
“Inventory” means all of the “inventory” (as that term is defined in the UCC) of the Borrower and its Subsidiaries, whether now existing or hereafter acquired or created.
“Investment” means any direct or indirect purchase, acquisition or other investment (including, without limitation, any loan or advance or capital contribution) in or to any Person, whether payment therefor is made in cash or Capital Stock or otherwise, and whether such investment is by acquisition of Capital Stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for decreases in value, or write downs or write offs with respect to such Investment.
“IP Rights” has the meaning given to that term in Section 6.15.
“IRS” means the United States Internal Revenue Service.
“Knowledge of the Borrower” or any similar phrases, means the actual knowledge of any director or executive officer of the Borrower, as applicable, or knowledge that such person would have reasonably obtained in the performance of such person’s duties as a director or executive officer of the Borrower, as applicable.
“Liabilities” has the meaning given to that term in Section 10.4.
“Licenses” means all licenses, permits, authorizations, determinations, and registrations issued by any Governmental Authority to the Borrower or any Subsidiary in connection with the conduct of its business.
“Lien” means any lien (statutory or otherwise), security interest, mortgage, pledge, hypothecation, deed of trust, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease, or other title retention agreement (and any lease in the nature thereof)) and any agreement to give any of the foregoing.
“Material Adverse Effect” means individually or in the aggregate (a) a material adverse condition, event, occurrence or development related to, or material adverse change or effect on, the assets, business, properties, liabilities, results of operations, cash flows, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries (taken as a whole), (b) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower or any of its Subsidiaries of any Note Document, (ii) a significant portion of the Collateral or the validity, perfection or priority of the Purchaser’s Liens on a significant portion of the Collateral or (iii) the rights, remedies and benefits (taken as a whole) available to, or conferred upon, the Purchaser under any Note Document, or (c) a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform its obligations under any Note Document.
“Material Contract” means each of any contract, agreement, instrument, permit, lease or License of the Borrower or its Subsidiaries (other than this Agreement and the Note Documents) (i) that is material to the Borrower’s and its Subsidiaries’ business taken as a whole, and (b) as of the end of each Fiscal Year during which the Notes are outstanding, any written or oral agreement or understanding with the ten (10) largest customers and suppliers of the Borrower, measured by aggregate billings, (ii) not made in the ordinary course of business, or involving a commitment to pay an amount, by Borrower or any of its Subsidiaries in excess of $500,000 in any twelve-month period following the Initial Closing Date (whether or not in the ordinary course of business) or where Borrower or any of its Subsidiaries actually paid in excess of $500,000 during the twelve month period preceding the Initial Closing Date; (iii) for a partnership or a joint venture or for the acquisition, sale or lease of any assets or Capital Stock of Borrower, its Subsidiaries or any other Person or involving a sharing of profits; (iv) that is a mortgage, pledge, hypothec, conditional sales contract, security agreement, factoring agreement or other similar Contractual Obligations with respect to any tangible and/or intangible personal property of Borrower or its Subsidiaries (other than in connection with trade payables incurred in the ordinary course of business); (v) that is a loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contractual Obligations (other than this Agreement and the Note Documents or in connection with trade payables incurred in the ordinary course of business); (vi) with any Governmental Authority other than in the ordinary course of business; (vii) which contain any provision that may terminate such contract or require payments to be made by Borrower or any of its Subsidiaries upon or following a “change of control”, if such terminations or payments under such Contractual Obligations could individually or in the aggregate have a Material Adverse Effect; (viii) with respect to Hazardous Materials Activity; or (ix) that is a material binding commitment or agreement to enter into any of the foregoing types of agreements.
“Maturity Date” has the meaning given to that term in Section 3.2(a).
“Maximum Rate” has the meaning given to that term in Section 3.1(d).
“Minimum Liquidity” means consolidated cash and Cash Equivalent Investments recorded on the balance sheet of the Borrower.
“Net Cash Proceeds” means, with respect to:
(a)    any voluntary or involuntary sale or Disposition, the cash proceeds received (directly or indirectly) from time to time in respect thereof, including any cash received in respect of any non-cash proceeds (including, without limitation, the monetization of notes receivables), but only as and when received;
(b)    any Casualty Event, the amount of any insurance proceeds or condemnation awards received, in each case net of all reasonable fees and out-of-pocket expenses (including appraisals, and brokerage, legal, advisory, banking, title and recording tax expenses and commissions) paid by Borrower to third parties (other than Affiliates) in connection with such Casualty Event; or
(c)    the issuance of any Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) in connection with such issuance, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by the Borrower in connection with such issuance and (ii) Taxes paid or payable to any taxing authorities by Borrower in connection with such issuance, in each case to the extent, but only to the extent, that the amounts so deducted are actually paid to a Person that is not an Affiliate of Borrower, and are properly attributable to such transaction.
“Net Income” means the net income (or loss) of the Borrower and its Subsidiaries for the period in question, determined on a consolidated basis and in accordance with GAAP.

“Note” or “Notes” has the meaning set forth in the Statement of Purpose and shall include any Note issued under this Agreement, including, without limitation, any Note issued pursuant to Section 2.1.
“Note Documents” means this Agreement, the Notes, the Collateral Documents, the Warrants, and each other agreement, document, form or certificate delivered pursuant to this Agreement or any other Note Document, in each case, as amended, restated, modified or supplemented from time to time.
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Notes, and (b) and all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by Borrower and each of its Subsidiaries to the Purchaser under any Note Document of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Other Connection Taxes” shall mean any Taxes imposed as a result of a former or present connection between the recipient of a payment hereunder and the jurisdiction imposing such Taxes (other than a connection arising from executing, delivering, becoming a party to, the performance of an obligation under, receiving payments under, perfecting a security interest under, or engaging in any other transaction pursuant to, or enforcing, this Agreement or selling or assigning any interest in the Notes).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any Note Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Note Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment in accordance with the terms hereof.
“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change of Control”.
“Permitted Liens” means(i) liens granted to PFG, as defined below, (ii) Liens approved by the Purchaser,(iii) Liens for Taxes, assessments or governmental charges or levies on its Property, (iv) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, (v) Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, (vi) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character, as arise in the ordinary course of business, (vii) Liens existing on the date hereof and described in Schedule___ (viii) Liens securing the Obligations, (ix) Liens arising out of judgments, attachments or awards not resulting in an Event of Default or securing appeal or other surety bonds relating to such judgments, (x) Liens (i) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (ii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, (xi) leases, licenses or sublicenses of the properties of the Borrower or its Subsidiaries and entered into in the ordinary course of the Borrower’s or its Subsidiaries’ business so long as such leases, licenses or sublicenses do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Borrower or its Subsidiaries, or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto, (xii) (i) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalent Investments on deposit in one or more accounts maintained by the Borrower or its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements and (ii) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (xiii) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases otherwise permitted hereunder, (xiv) statutory Liens of landlords and lessors in respect of rent not in default, (xv) the title and interest of a lessor or sublessor in and to personal property leased or subleased, in each case extending only to such personal property, and (xvi) non-exclusive licenses of Intellectual Property rights in the ordinary course of business.
“Person” means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
“PFG” Partners for Growth V, L.P., and/or any Affiliate fund of the foregoing.
“PFG Senior Debt” means all Indebtedness of Borrower owed to PFG, which shall at all times be senior to the obligations owed or accrued under this Note and “PFG Subordination Agreement” means that subordination agreement in agreed form pursuant to which Purchaser (including Persons not a Purchaser on the date of this Note Purchase Agreement) subordinates Purchaser’s security interests, liens and repayment of indebtedness owing to Purchaser to the prior repayment of the PFG Senior Debt.
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“Prepayment Date” has the meaning given to that term in Section 3.2(b).
“Prime Rate” means, for any day, the rate of interest in effect for such day equal to the prime rate in the United States as reported from time to time in The Wall Street Journal (or other authoritative source selected by the Purchaser in its sole discretion), or as Prime Rate is otherwise determined by the Purchaser in its sole and absolute discretion. The Purchaser’s determination of the Prime Rate shall be conclusive, absent manifest error. Any change in such rate of interest shall take effect at the opening of business on the day of such change. In the event The Wall Street Journal (or such other authoritative source) publishes a range of “prime rates”, the Prime Rate shall be the highest of the “prime rates”.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased, or operated by such Person.
“Purchase Price” has the meaning given to that term in Section 2.1.
“Purchaser” means Mark Burish, and its successors and assigns hereunder or under the Notes.
“Qualified Assets” means (a) consolidated unrestricted cash and Cash Equivalent Investments recorded on the balance sheet of the Borrower, plus (b) consolidated accounts receivable.
“Qualifying Revenue” means the sum of revenues from “Customer Support” and “Hosting”.
“Requirements of Law” means as to any Person, provisions of the Charter Documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, License or franchise, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Person or any of such Person’s property or to which such Person or any of such Person’s property is subject or pertaining to any or all of the Transactions or other transactions contemplated or referred to in the Note Documents, including, but not limited to the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, the Federal Trade Commission Act and comparable state laws, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the CAN-SPAM Act, the Electronic Fund Transfer Act, the U.S. Card Act, and any similar laws and regulations in Canada, including federal and provincial laws.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.
“SEC” means the United States Securities and Exchange Commission or any other governmental authority then having jurisdiction to enforce the Securities Act and/or the Exchange Act, as applicable.
“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.
“Senior Management” means with respect to Borrower or any of their Subsidiaries, its chairman, president, Financial Officer, chief operating officer, chief executive officer or general counsel.
“Solvent” means, with respect to any Person that (a) the fair value of the assets and the property of such Person exceeds the fair value of the aggregate liabilities (including contingent and unliquidated liabilities) of such Person, (b) after giving effect to the transactions contemplated by this Agreement and the other Note Documents, such Person will not be left with unreasonably small capital, and (c) after giving effect to the transactions contemplated by this Agreement and the other Note Documents, such Person is able to both service and pay its liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.
“Subsidiary” means, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Tax” means any present or future United States federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other taxes, levies, assessments, fees or other charges imposed by any Governmental Authority, including any interest, penalty, or addition thereto, whether disputed or not.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Transactions” means the issuance of the Notes hereunder, the issuance of the Warrants and the repayment of certain existing Indebtedness of the Borrower each on the Closing Date and the Additional Notes Closing Date, as the case may be.
“UCC” has the meaning set forth in the Guaranty and Collateral Agreement.
“Warrants” means that certain Warrant delivered by the Borrower to the Purchases on the Initial Closing Date substantially in the form attached hereto as Exhibit D.
“Wholly-owned” means, with respect to a Subsidiary, that all of the Capital Stock of such Subsidiary is, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-owned Subsidiaries.

1.2    Accounting Terms. ALL ACCOUNTING TERMS USED HEREIN AND NOT EXPRESSLY DEFINED IN THIS AGREEMENT SHALL HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN CONFORMANCE WITH GAAP. WHERE THE CHARACTER OR AMOUNT OF ANY ASSET OR LIABILITY OR ITEM OF INCOME OR EXPENSE IS REQUIRED TO BE DETERMINED OR ANY CONSOLIDATION OR OTHER ACCOUNTING COMPUTATION IS REQUIRED TO BE MADE FOR THE PURPOSES OF THIS AGREEMENT, THIS SHALL BE DONE IN ACCORDANCE WITH GAAP, CONSISTENTLY APPLIED, TO THE EXTENT APPLICABLE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.
PURCHASE AND SALE OF THE NOTES

ARTICLE 2.
PURCHASE AND SALE OF THE NOTES

2.1    Purchase and Sale of the Notes. Subject to the terms and conditions herein set forth, on each Initial Closing Date and the Additional Notes Closing Date, the Borrower will issue and sell to the Purchaser, and the Purchaser will acquire from the Borrower, (a) on the Initial Closing Date, the Notes in an aggregate principal amount (and for an aggregate purchase price) of $3,000,000 (the “Initial Notes”) and (b) two additional tranches, each in the amount of $1,000,000 and payable at any time prior to the first anniversary of the Agreement (the “Additional Notes” and together with the Initial Notes, collectively, the “Purchase Price”), allocated among the Purchasers as set forth on Schedule 2.1.
2.2    Fees Payable. Reimbursement of Expenses. At each anniversary of the Closing, an administration fee will be payable to Purchaser equal to .5% of the Purchaser Price less principal payments made. At each Closing, the Borrower shall reimburse the Purchaser’s documented out-of-pocket fees and expenses (including, without limitation, fees, charges and disbursements of outside counsel and other out-of-pocket expenses such as consultant fees, travel expenses, background checks and other expenses) incurred in connection with (i) the negotiation and execution and delivery of this Agreement and the Note Documents, (ii) the Purchaser’s due diligence investigation, (iii) the quality of earnings report and (iv) the other transactions contemplated by this Agreement and the Note Documents (including filings or other actions required to perfect the security interests granted under the Collateral Documents). The Borrower agrees to promptly pay all documented out-of-pocket fees, costs and expenses (including external attorneys’ fees and expenses) incurred by the Purchaser in connection with any action to enforce this Agreement or the Note Documents or to collect any payments due from the Borrower. All fees, costs, and expenses for which the Borrower is responsible under this Section 2.2 shall be deemed part of the Obligations when incurred.
2.3    Closing. The purchase and issuance of the (a) Initial Notes shall take place at the closing (the “Initial Closing”) on the date hereof (the “Initial Closing Date”) and (b) the Additional Notes shall take place at a closing (the “Additional Notes Closing” and together with the Initial Closing, collectively the “Closings”) on the date in which the Additional Notes are purchased in accordance with this Agreement (the “Additional Notes Closing Date”), in each case, subject to the satisfaction or waiver of the conditions to closing set forth in Article 4. At each Closing, the Borrower shall deliver the Notes to the Purchasers against delivery by the Purchasers of the Purchase Price, which is payable by wire transfer of immediately available funds.

ARTICLE 3.
THE NOTES

3.1    Interest and Related Fees.
(a)    Interest. Except as provided in Section 3.1(b), interest shall accrue and shall be calculated daily on the basis of the actual number of days elapsed and a 360-day year on the unpaid principal amount of the Notes outstanding from time to time and on all other Obligations at the lesser of (i) the Applicable Rate and (ii) the Maximum Rate (as defined below).

(b)    Default Rate of Interest. Automatically upon the occurrence of and during the continuance of any Event of Default and for so long as such Event of Default continues, the unpaid principal amount of the Notes outstanding from time to time and the other Obligations shall bear interest at a rate per annum of five percent (5%) (the “Default Rate”) in excess of the rates otherwise payable under this Agreement or the Note Documents (but not in any event in excess of the Maximum Rate). The Default Rate shall apply retroactively to the date of occurrence of such Event of Default. All Default Rate interest shall be paid in cash on demand of the Purchaser. If, pursuant to the terms of this Agreement or the Note Documents such other Obligations do not bear interest, after the occurrence of an Event of Default and for so long as it continues, such Obligations shall bear interest at the rate per annum from time to time borne by the Notes.
(c)    Payment of Interest and Related Fees. Except as otherwise provided, the Borrower shall pay accrued interest in arrears on the last day of each calendar month (each such date being an “Interest Payment Date”). In addition, accrued and unpaid interest shall be payable on the maturity of the Notes, whether by acceleration or otherwise, and on the date of any prepayment (with respect to the amount prepaid).
(d)    Excess Interest. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Agreement or any other Note Document or any of the Obligations, in no event shall any Obligations require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under Applicable Law that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the “Maximum Rate”). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection herewith or therewith, or in any communication by the Purchaser or any other Person to the Borrower or any other Person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under any Obligations shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither the Borrower nor any other Person or entity now or hereafter liable for the payment of any Obligations shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by the Purchaser, notwithstanding this paragraph, shall be credited against the then unpaid principal balance of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Purchaser to the party primarily liable on such Obligation); and (iv) the provisions of this Agreement and the Obligations, and any other communication to the Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Obligations does not include the right to accelerate, collect, or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any of the Obligations which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by Applicable Laws by amortizing, prorating, allocating and spreading during the period of the full term of such Obligations, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by any Purchaser. The terms of this paragraph shall be deemed to be incorporated into each of the other Note Documents.
3.2    Redemption of Notes.
(a)    Scheduled Redemptions of Notes. (i) The Borrower shall redeem the Notes issued by it on February 28, 2024 (the “Maturity Date”) by payment in cash in full of the entire outstanding principal balance thereof (including all interest that has been added to the outstanding principal amount of such Notes pursuant to Section 3.1), plus all unpaid interest accrued thereon through the date of redemption, plus all outstanding and unpaid Obligations to the Purchaser of the Notes under the Note Documents through the date of redemption and pay to the Purchaser all other outstanding Obligations payable to the Purchaser under the Note Documents. (ii) The Borrower shall redeem the Notes issued by it in principal installments of $100,000 payable on the last day of each month end beginning with the month ending August 31, 2020 and continuing through the Maturity Date (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement).

(b)    Optional Redemption Initiated by the Borrower. The Borrower shall have the right, at its sole option and election, at any time or from time to time, to redeem the Notes issued by the Borrower, in whole or in part on not less than five (5) Business Days’ prior written notice of the date of redemption, which shall be a Business Day (any such date, a “Prepayment Date”), by payment of an amount equal to the unpaid principal balance thereof to be redeemed, plus all unpaid interest accrued thereon through the Prepayment Date, plus all outstanding and unpaid fees and expenses payable to the Purchaser under the Note Documents through the Prepayment Date
(c)    Mandatory Redemptions.
(i)    Change of Control. Upon the occurrence of a Change of Control, the Borrower shall purchase all Notes issued by it in full by payment of an amount equal to (x) the unpaid principal balance thereof plus (y) all other outstanding Obligations payable to the Purchaser of the Note Documents through the Prepayment Date and all other outstanding Obligations payable to the Purchaser under the Note Documents. The provisions of this Section 3.2(c)(i) shall not be deemed to be implied consent to any such Change of Control otherwise prohibited by the terms of this Agreement.
(ii)    Dispositions. Promptly, and in any event within two (2) Business Days of receipt by the Borrower of the proceeds of any voluntary or involuntary sale or Disposition by the Borrower or any Subsidiary of assets, the Borrower shall be required to prepay the Notes issued by it in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sales or Dispositions; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) the Borrower shall have given the Purchaser prior written notice of the Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or Disposition or the cost of purchase or construction of other assets useful in the business of the Borrower or its Subsidiaries, (C) the monies are held in a deposit account in which the Purchaser has a perfected security interest (subject only to Permitted Liens) and (D) the Borrower or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days after the initial receipt of such monies, then the Borrower whose assets were the subject of such Disposition shall have the option to apply such monies in an amount not to exceed $150,000 (with any Net Cash Proceeds in excess of $150,000 to be applied to prepay the Notes) to the costs of replacement of the assets that are the subject of such sale or Disposition or the costs of purchase or construction of other assets useful in the business of the Borrower unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the deposit account referred to in clause (C) above shall be immediately paid to the Purchaser and applied in prepayment of the Notes in accordance with Section 3.3.
(iii)    Casualty Events. Promptly, and in any event within two (2) Business Days of receipt by the Borrower of the proceeds of any Net Cash Proceeds from any Casualty Event, the Borrower shall be required to prepay the Notes issued by it in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Casualty Event; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) the Borrower shall have given the Purchaser prior written notice of the Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such Casualty Event or the cost of purchase or construction of other assets useful in the business of the Borrower or its Subsidiaries, (C) the monies are held in a deposit account in which the Purchaser has a perfected security interest (subject only to Permitted Liens) and (D) the Borrower or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days after the initial receipt of such monies, then the Borrower whose assets were the subject of such Casualty Event shall have the option to apply such monies in an amount not to exceed $500,000 (with any Net Cash Proceeds in excess of $500,000 to be applied to prepay the Notes) to the costs of replacement of the assets that are the subject of such Casualty Event or the costs of purchase or construction of other assets useful in the business of the Borrower unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the deposit account referred to in clause (C) above shall be immediately paid to the Purchaser and applied in prepayment of the Notes in accordance with Section 3.3.
(iv)    Option to Decline. Any mandatory prepayment required to be made pursuant to Section 3.2 may be declined in whole or in part by the Purchaser without prejudice to such Purchaser’s rights hereunder to accept or decline any future payments in respect of any mandatory prepayments, by providing notice to the Purchaser no later than 5:00 p.m. (Chicago time) one (1) Business Day (or such other date acceptable to the Purchaser) prior to the date of such prepayment; provided that the Borrower shall give not less than two (2) Business Days’ prior written notice of the date of any mandatory prepayment
(d)    Acceleration. In addition, the Notes shall be subject to acceleration as set forth in Section 10.2 below.
3.3    Manner of Payment. All fees, interest, premium, principal and other amounts payable in cash in respect of any Note Document shall be paid by wire transfer of immediately available funds to an account at a bank designated in writing by the Purchaser. All payments made by the Borrower (excluding regular monthly interest payments made when due under Section 3.1(a)) upon the Obligations relating to the Notes and all net proceeds from the enforcement of the Obligations shall be applied (a) first, to that portion of the Obligations constituting fees, indemnities, and expenses and other amounts (including attorneys’ fees), payable to the Purchaser, (b) second, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Notes, (c) third, to the payment of that portion of the Obligations constituting unpaid principal of the Notes, and (d) last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by any Requirements of Law. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day.
3.4    Taxes.
(a)    Any and all payments by or on account of any Obligations hereunder or under any Note Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes (including any Other Taxes); provided that if the Borrower shall be required by Applicable Law to deduct or withhold any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section 3.4) a Purchaser receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the Borrower shall make such deductions or withholding and (iii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.
(b)    Without limiting the provisions of Section 3.4(a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)    The Borrower shall indemnify each Purchaser for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by any Purchaser or required to be withheld or deducted from a payment to such Purchaser and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for determining the amount of such payment or liability delivered to Borrower by any Purchaser shall be conclusive absent manifest error. Such payment shall be due within ten (10) days of Borrower’s receipt of such certificate.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.4, Borrower shall deliver to the Purchaser the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Purchaser.
(e)    Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and any Purchaser under this Section 3.4 shall survive the termination of the Note Documents and the payment in full of the Notes or the assignment of rights by a Purchaser.

3.5    Tax Treatment. The Borrower and each Purchaser shall file all Tax Returns consistent with the following: (i) the Notes are debt for U.S. federal income tax purposes, (ii) the Notes are issued with original issue discount solely on account of interest paid in kind (as provided in Section 3.1) and the amount allocated to the Warrant, and (iii) the Notes are not governed by the rules set out in the U.S. Treasury Regulations Section 1.1275-4. The inclusion of this paragraph is not an admission by any Purchaser that it is subject to U.S. taxation.
ARTICLE 4.
CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER
The obligation of the Purchaser to purchase the Notes, to pay the Purchase Price at any Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Purchaser of the following conditions on or before either the Initial Closing Date or the Additional Notes Closing Date, as the case may be.
4.1    Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct at and as of each of the Initial Closing Date and the Additional Notes Closing Date(except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date) after giving effect to the Transactions, and the Purchaser shall have received at the Initial Closing Date and the Additional Notes Closing Date a certificate to the foregoing effect, dated as of the Initial Closing Date and the Additional Notes Closing Date, and executed by the chief executive officer or chief financial officer of the Borrower on behalf of the Borrower.
4.2    Compliance with this Agreement. The Borrower shall have performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Borrower on or before the Initial Closing Date and the Additional Notes Closing Date, and the Purchaser shall have received at the Closing a certificate to the foregoing effect, dated the Initial Closing Date and the Additional Notes Closing Date, and executed by the chief executive officer or chief financial officer on behalf of the Borrower.
4.3    Documents. The Purchaser shall have received true, complete and correct copies of the Note Documents, and such other agreements, schedules, exhibits, certificates, documents, financial information and filings as the Purchaser may request in connection with or relating to the Transactions all in form and substance reasonably satisfactory to the Purchaser, including, without limitation, each of the Note Documents executed by the Borrower and its Subsidiaries.
4.4    Purchase of Notes Permitted by Applicable Laws. The acquisition of and payment for the Notes to be acquired by the Purchaser hereunder and the consummation of the transactions contemplated hereby and by the Note Documents (i) shall not be prohibited by any Requirements of Law, and (ii) shall not subject the Purchaser to any penalty or other onerous condition under or pursuant to any Requirements of Law.
4.5    Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Borrower necessary in connection with the execution, delivery or performance by the Borrower, or enforcement against the Borrower, of the Note Documents to which it is a party shall have been made or obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof.
4.6    No Material Judgment or Order. There shall not be on the Initial Closing Date, any judgment, injunction or order of a court of competent jurisdiction or any ruling of any Governmental Authority which, in the judgment of the Purchaser, would prohibit the purchase of the Notes hereunder or subject the Purchaser to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Notes were to be purchased hereunder.
4.7    No Litigation. No arbitration, action, claim, suit, litigation or proceeding before any court or any Governmental Authority shall have been commenced or threatened against the Borrower or any Subsidiary (including its directors or officers), and no investigation by any Governmental Authority shall have been commenced and no action, suit or proceeding by any Governmental Authority shall have been threatened against any Purchaser, or the Borrower (i) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such Transactions, (ii) in which the amount of damages claimed is $200,000 or more or (iii) which could reasonably be expected to have a Material Adverse Effect.
4.8    Collateral. The Purchaser shall have received correct, complete fully executed copies of each of the Collateral Documents in a form acceptable to the Purchaser, together with such UCC financing statements, original stock certificates, if any, and stock powers, original promissory notes, notices of security interest to be filed in the United States Patent and Trademark Office, and other instruments and documents as the Purchaser may otherwise determine to be necessary or appropriate to perfect the Liens granted thereunder, all in form and substance acceptable to the Purchaser. The Purchaser shall have been granted a security interest in all of the collateral, subject to the rights of PFG which shall be senior to the Note.
4.9    Lien Searches. The Purchaser shall have received (i) searches of the Uniform Commercial Code, judgment, bankruptcy and tax lien filings which may be filed with respect to the Collateral covered by the Collateral Documents and (ii) Lien searches of intellectual property, in each confirming that all such Property given as collateral is subject to no Liens except Permitted Liens.
4.10    No Material Adverse Effect. There shall exist no (a) event, development, or circumstance occurring on or after September 30, 2017, that has had or could be expected to have, individually or in the aggregate, a Material Adverse Effect, or (b) material disruption or material adverse change in the financial, banking or capital markets generally affecting credit facilities similar to the facility herein.
ARTICLE 5.
CONDITIONS TO THE OBLIGATIONS OF THE BORROWER
The obligations of the Borrower to issue, or cause to be issued, the Note and to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Borrower of the following conditions on or before the Initial Closing Date and the Additional Notes Closing date:
5.1    Representations and Warranties. The representations and warranties of the Purchaser contained in Article 7 hereof shall be true and correct in all material respects at and as of the Initial Closing Date and the Additional Notes Closing Date, as if made at and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).
5.2    Compliance with this Agreement. The Purchaser shall have performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by them on or before the Initial Closing Date and the Additional Notes Closing Date.
ARTICLE 6.
REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower hereby represents and warrants to the Purchaser as follows:
6.1    Existence and Power. The Borrower and each of its Subsidiaries: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite corporate or limited liability company power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (d) has the corporate or limited liability company power and authority to execute, deliver and perform its obligations under each Note Document to which it is or will be a party and to borrow hereunder. The jurisdictions in which the Borrower and each of its Subsidiaries are organized and qualified to do business as of the Initial Closing Date and the Additional Notes closing, as the case may be, are listed on Schedule 6.1.
6.2    Authorization; No Contravention. The execution, delivery and performance by the Borrower and each Subsidiary of each Note Document to which it is or will be a party and the consummation of the Transactions: (a) have been duly authorized by all necessary corporate or limited liability company action; (b) do not and will not contravene or violate the terms of the Charter Documents of the Borrower or any of its Subsidiaries or any amendment thereto or any material Requirement of Law applicable to the Borrower or such Subsidiary or the Borrower’s or such Subsidiary’s assets, business or properties; (c) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under any material Contractual Obligation of the Borrower or such Subsidiary (with or without the giving of notice or the lapse of time or both) other than any right to consent, which consents have been obtained, (ii) create in any other Person a right or claim of termination or amendment of any material Contractual Obligation of the Borrower or such Subsidiary, or (iii) require modification, acceleration or cancellation of any material Contractual Obligation of the Borrower or such Subsidiary; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any property, asset or business of the Borrower or such Subsidiary (other than those securing the Notes).
6.3    Governmental Authorization; Third Party Consents. Except as set forth on Schedule 6.3, to the Knowledge of Borrower no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law or Material Contract, and no lapse of a waiting period under a Requirement of Law or Material Contract, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of the Note Documents to which it is a party or the consummation of the Transactions, other than filings to perfect Liens granted under the Collateral Documents.
6.4    Binding Effect. The Borrower and its Subsidiaries have duly executed and delivered the Note Documents to which it is a party and such Note Documents constitute the legal, valid and binding obligations of the Borrower and such Subsidiary enforceable against the Borrower and such Subsidiary in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.
6.5    No Legal Bar. Neither the Borrower nor any Subsidiary has previously entered into any agreement which is currently in effect or to which the Borrower or any of its Subsidiaries is currently bound granting any rights to any Person which conflict with the rights to be granted by the Borrower in the Note Documents, other than the right to consent, which consents have been obtained; provided, however, Borrower makes no representation or warranty as to its obligations to Hale Capital LLC.
6.6    Litigation. Except as set forth on Schedule 6.6 (include Hale on the schedule), (a) there are no legal actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Borrower or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) there is no injunction, writ, temporary restraining order, decree or any order or determination of any nature by any arbitrator, court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Note Documents or which relates to the assets or the business of the Borrower or its Subsidiaries; and (c) there is no litigation, claim, audit, dispute, review, proceeding or investigation currently pending or threatened against the Borrower or its Subsidiaries for any violation or alleged violation of any Requirements of Law, and neither the Borrower nor any Subsidiary has received written notice of any threat of any suit, action, claim, dispute, investigation, review or other proceeding pursuant to or involving any Requirements of Law.
6.7    Compliance with Laws. To the Knowledge of the Borrower, the Borrower and its Subsidiaries are in compliance with all Requirements of Law, except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no actual or, to the Knowledge of the

Borrower, pending appeals, adjustments, audits, inquiries, investigations, proceedings, recoupments or notices of intent to audit or investigate by any Governmental Authority against the Borrower or its Subsidiaries.
6.8    No Default or Breach. To the Knowledge of the Borrower, no event has occurred and is continuing or would result from the incurring of Obligations by the Borrower under the Note Documents which constitutes or, with the giving of notice or lapse of time or both would constitute an Event of Default. To the Knowledge of the Borrower, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Borrower nor any Subsidiary is in default with respect to any Contractual Obligation in any Material Contract.
6.9    Title to Properties. Except as set forth on Schedule 6.9, the Borrower and its Subsidiaries has good title to, or a valid leasehold interest in, all Property used by it in its business and none of such Property is subject to any Lien, except for Permitted Liens.
6.10    Real Property. Schedule 6.10 sets forth a correct and complete list of all real property owned or leased by the Borrower or its Subsidiaries. Each lease relating to such leased real property is in full force and effect and the Borrower and its Subsidiaries enjoy peaceful and undisturbed possession thereunder. There is no material default on the part of the Borrower or its Subsidiaries or any event or condition which (with notice or lapse of time, or both) would constitute a default on the part of the Borrower or its Subsidiaries under any such lease. The Borrower and its Subsidiaries have good and marketable title in fee simple to the real property identified on Schedule 6.10 as owned by the Borrower or its Subsidiaries, free and clear of any Liens other than Permitted Liens. There are no actions, suits or proceedings pending or, to the Knowledge of the Borrower, threatened against the owned real property or the leased real property used in connection with the business of the Borrower or its Subsidiaries, at law or in equity, in arbitration or before any Governmental Authority which would in any way affect title to or the right to use such owned real property or leased real property.
6.11    Taxes.
(a)    The Borrower and each of its Subsidiaries has timely filed all United States federal and state income and other material Tax Returns that it was required to file, in each case with due regard for any extension of time within which to file such Tax Return. All such Tax Returns were correct and complete in all material respects. All Taxes due and payable by the Borrower or its Subsidiaries have been paid, in each case with due regard for any extension of time within which to file such Tax Return, other than any Taxes the amount or validity of which is being actively contested by Borrower or its Subsidiaries in good faith and by appropriate proceedings and with respect to which adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. There are no Liens, other than Permitted Liens, on any of the assets of the Borrower or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. No claim has been made by a Governmental Authority in a jurisdiction where the Borrower and its Subsidiaries do not file Tax Returns that the Borrower or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.
(b)    Except as set forth on Schedule 6.11, to the Knowledge of the Borrower there is no action, suit, proceeding, investigation, examination, audit, or claim now pending or threatened in writing by any Governmental Authority regarding any Taxes relating to the Borrower or its Subsidiaries. Neither the Borrower nor any Subsidiary has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of such Person and there are no circumstances that would cause the taxable years of the Borrower or its Subsidiaries not to be subject to the normally applicable statute of limitations.
6.12    Absence of Certain Changes or Events. To the knowledge of the Borrower, since September 30, 2017, there has been no development, event, circumstance, or change which could be expected to have, either individually or in the aggregate, a Material Adverse Effect.

6.13    Subsidiaries. Except as set forth in Schedule 6.13, the Borrower does not (a) have any Subsidiaries or (b) own of record or beneficially, directly or indirectly, any (i) Capital Stock issued by any other Person or (ii) equity, voting or participating interest in any joint venture or other enterprise.
6.14    Capitalization. As of the Initial Closing Date and the Additional Notes Closing Date, after giving effect to the transactions contemplated hereby and in the other Note Documents, the capitalization of the Borrower and its Subsidiaries (including the maximum amount of diluted shares) is as set forth on Schedule 6.14. Schedule 6.14 lists all warrants, options, and other securities convertible or exercisable into shares of Capital Stock of the Borrower, and lists the exercise or strike price applicable to such warrant, option, or security. All outstanding preferred stock of the Borrower will convert into 491,754 shares of common stock of the Borrower on May 31, 2019. Schedule 6.14 sets forth the fully diluted capitalization of the Borrower and its Subsidiaries after giving effect to the conversion of all outstanding preferred stock of the Borrower. All of the issued and outstanding Capital Stock of the Borrower has been, and Capital Stock of the Borrower issuable upon the exercise of the purchase rights granted under the Warrants is, duly authorized and validly issued and are fully paid and nonassessable. All outstanding Capital Stock of the Borrower’s Subsidiaries are 100% owned by the Borrower or one of its Subsidiaries free and clear of all Liens other than Permitted Liens. Except as set forth in the Charter Documents (as in effect on each of the Initial Closing Date and the Additional Notes Closing Date), the issuance of the foregoing Capital Stock is not and has not been subject to preemptive rights in favor of any Person other than such rights that have been waived and will not result in the issuance of any additional Capital Stock of the Borrower or the triggering of any anti-dilution or similar rights contained in any options warrants, debentures or other securities or agreements of the Borrower or any of its Subsidiaries. On each of the Initial Closing Date and the Additional Notes Closing Date, as the case may be, except as set forth on Schedule 6.16, there are no outstanding securities convertible into or exchangeable for Capital Stock of the Borrower or any of its Subsidiaries or options, warrants or other rights to purchase or subscribe for Capital Stock of the Borrower or any of its Subsidiaries, or contracts, commitments, agreements, understandings or arrangements of any kind to which the Borrower or any of its Subsidiaries is a party relating to the issuance of any Capital Stock of the Borrower or any of its Subsidiaries, or any such convertible or exchangeable securities or any such options, warrants or rights. On each of the Initial Closing Date and the Additional Notes Closing Date, as the case may be, except as set forth on Schedule 6.16, neither the Borrower nor any of its Subsidiaries has any obligation, whether mandatory or at the option of any other Person, at any time to redeem or repurchase any Capital Stock of the Borrower or any of its Subsidiaries, pursuant to the terms of their respective Charter Documents or otherwise. No issued and outstanding shares of the Borrower’s Capital Stock are subject to a right of first refusal or condition of forfeiture in favor of the Borrower, and no shares of the Capital Stock of the Borrower are subject to vesting restrictions. Since January 1, 2018, except as set forth on Schedule 6.14 the Borrower has not declared or paid, or become responsible to declare or pay, and the Borrower is not responsible for or have any obligation to declare or pay, a dividend or other distribution on its securities or otherwise combined, split, recapitalized or taken similar actions with respect to its outstanding Capital Stock. There are no voting trusts, proxies or other contracts or understandings to which the Borrower is a party or is bound with respect to the voting of any shares of the Borrower’s Capital Stock, the acquisition (including rights of co-sale, first refusal, antidilution or pre-emptive rights), disposition, registration of securities of the Borrower, or other rights of security holders, or obligations of the Borrower, with respect to the securities of the Borrower, other than registration rights under warrants set forth on Schedule 6.14. All securities of the Borrower and its Subsidiaries (including all shares of the Borrower’s common stock, securities, options and warrants to purchase shares of the Borrower’s common stock (both outstanding as well as those that are no longer outstanding)), have been and were issued and granted pursuant to an exception from the Securities Act and otherwise in compliance, in all material respects, with all securities and other Applicable Laws, in compliance with the fiduciary obligations of the board of directors of the Borrower, and in compliance with all requirements of applicable contracts affecting, applicable to or relating to, such issuances.
6.15    Patents, Trademarks, Etc.
(a)    To the Knowledge of the Borrower, the Borrower and each Subsidiary owns and/or has the right to use all Intellectual Property material to the conduct of its business (collectively, “IP Rights”) without any conflict with or infringement of the IP Rights of others. Schedule 6.15 sets forth a complete list of Licenses or other Contractual Obligations relating to the Borrower’s and its Subsidiaries’ IP Rights (other than off the shelf computer software and programs and Licenses and Contractual Obligations entered in the ordinary course of business) and of registrations of patents, trademarks, service marks and copyrights including any applications therefor constituting such

IP Rights. Except as set forth in Schedule 6.15, neither the Borrower nor any Subsidiary has any obligation to pay any royalty with respect to the IP Rights.
(b)    Except as set forth in Schedule 6.15, no claims have been asserted by any Person with respect to the use by the Borrower or any Subsidiary of any such IP Rights or challenging or questioning the validity or effectiveness of any License or agreement held by the Borrower or its Subsidiaries or to which it is a party relating to any such IP Rights which claims could reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Borrower, the conduct of the business of the Borrower and its Subsidiaries as conducted and as proposed to be conducted does not and will not, in any material respect, conflict with or infringe upon the IP Rights of others, and neither the Borrower nor any Subsidiary has received any communication alleging any such violation. To the Knowledge of the Borrower, no third party is infringing or violating any of the IP Rights of the Borrower or its Subsidiaries. To the Knowledge of the Borrower, no person employed by or affiliated with the Borrower or its Subsidiaries has violated any confidential relationship that such person may have had with any third party, in connection with the development or sale of any product or service or proposed product or service of the Borrower or its Subsidiaries.
6.16    Indebtedness. Schedule 6.16 lists (a) the amount of all Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under this Agreement) that is in existence immediately before the each of the Initial Closing Date and the Additional Notes Closing date, and will remain outstanding after each of such Initial Closing Date and the Additional Notes Closing Date, (b) the Liens that relate to such Indebtedness and that encumber the assets of the Borrower and its Subsidiaries, (c) the name of each lender thereof, and (d) the amount of any unfunded commitments, if any, available to the Borrower and its Subsidiaries in connection with any such Indebtedness facilities.
6.17    Material Contracts. Schedule 6.17 lists all Material Contracts. Except as set forth on Schedule 6.17, each of the Material Contracts is in full force and effect. Except as set forth on Schedule 6.17, the Borrower and its Subsidiaries has satisfied in full or provided for all of its liabilities and obligations under each Material Contract requiring performance prior to the date hereof in all material respects, and is not in default under any of such Material Contracts, nor does, to the Knowledge of the Borrower, any condition exist that with notice or lapse of time or both would constitute such a default. To the Knowledge of the Borrower, no other party to any Material Contract is in default thereunder, nor, to the Knowledge of the Borrower, does any condition exist that with notice or lapse of time or both would constitute such a default. No approval or consent of any Person is needed for the Material Contracts to continue to be in full force and effect after giving effect to the Transactions.
6.18    Insurance. Schedule 6.18 accurately summarizes all of the insurance policies or programs of the Borrower and its Subsidiaries as of the date hereof. All such policies are in full force and effect, are underwritten by reputable insurers, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 8.4 hereof. All such policies will remain in full force and effect and will not terminate or lapse by reason of any of the Transactions.
6.19    Licenses and Approvals. The Borrower and each of its Subsidiaries holds all material Licenses that are required by any Governmental Authority to permit it to conduct and operate the Borrower’s or its Subsidiaries’ business as now conducted, and all such Licenses are valid and in full force and effect and will remain in full force and effect upon consummation of the transactions contemplated by this Agreement and the other Note Documents. The Borrower and its Subsidiaries are in compliance in all material respects with all Licenses. Neither the Borrower nor any Subsidiary is a party to and, to the Knowledge of the Borrower, there is not, any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any Governmental Authority or any other proceedings which could in any manner threaten or adversely affect the validity or continued effectiveness of such material Licenses of the Borrower or its Subsidiaries, or give rise to any order of forfeiture. There is no pending threat of cancellation, loss, termination, modification, or nonrenewal of any such Licenses of the Borrower or its Subsidiaries, nor any basis for such cancellation, loss, termination, modification, or nonrenewal. The Borrower has no reason to believe that such Licenses will not be renewed in the ordinary course. The Borrower and its Subsidiaries have filed in a timely manner all material reports, applications, documents, instruments, and information required to be filed pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its Licenses.

6.20    Change of Control and Similar Payments. Neither the execution, delivery and performance by the Borrower of this Agreement, nor the execution, delivery and performance by the Borrower of any of the other Note Documents, nor the consummation of the transactions contemplated hereby shall require any payment by the Borrower or any Subsidiary, in cash or kind, under any other agreement, plan, policy, commitment or other arrangement, other than as pursuant to the terms of the Indebtedness that is being repaid on the each of the Initial Closing Date and the Additional Notes Closing Date in accordance with Section 8.1(a). There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of this Agreement or the other Note Documents or the occurrence of any of the transactions contemplated hereby or thereby. There are no payments or other benefits payable by the Borrower or its Subsidiaries, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the other Note Documents.
6.21    Disclosure.
(a)    Agreement and Other Documents. To the Knowledge of the Borrower this Agreement, together with all exhibits and schedules hereto, the Note Documents, certificates and other documents furnished to the Purchaser by the Borrower at the each of the Initial Closing Date and the Additional Notes Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading provided that to the extent any such exhibit, schedule, agreement, certificate or other document was based solely upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions in the preparation of such exhibit, schedule, agreement, certificate or other document, it being understood that actual results may vary from such forecasts and that such variations may be material.
(b)    Material Adverse Effect. To the Knowledge of the Borrower, there is no fact which the Borrower has not disclosed to the Purchaser which could reasonably be expected to have a Material Adverse Effect.
ARTICLE 7.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser hereby represents and warrants as follows:
7.1    Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its Charter Documents or any amendment thereof, and (c) will not, in any material respect, violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.
7.2    Binding Effect. This Agreement has been duly executed and delivered by such Purchaser and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
7.3    No Legal Bar. The execution, delivery, and performance of this Agreement by such Purchaser will not violate in any material respect any Requirement of Law applicable to it in any material respect, assuming the accuracy and correctness of the representations and warranties made by the Borrower to the Purchaser in the Note Documents.
7.4    Securities Laws.
(a)    The Notes are being or will be acquired by such Purchaser hereunder for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of state or federal securities laws.

(b)    Such Purchaser understands that (i) the Notes constitute “restricted securities” under the Securities Act, (ii) the offer and sale of the Notes hereunder is not registered under the Securities Act or under any “blue sky” laws in reliance upon certain exemptions from such registration and that the Borrower is relying on the representations made herein by such Purchaser in its determination of whether such specific exemptions are available, and (iii) the Notes may not be transferred except pursuant to an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act and under applicable “blue sky” laws or in a transaction exempt from such registration. Such Purchaser acknowledges that: (1) it has no right to require registration thereof under the Securities Act or any “blue sky” laws, and (2) there is not now and is not contemplated to be any public market therefor. As a result, such Purchaser is prepared and is able to bear the economic risk of an investment in the Notes for an indefinite period of time. Such Purchaser understands that any certificate representing the Notes that are issued to the Purchaser may bear, in the Borrower’s discretion, the following restrictive legend and will be restricted from transfer in accordance with such legend:
“This Note has not been and will not be registered under the United States Securities Act 1933 (the “Securities Act”) or with any securities regulatory authority of any state or other jurisdiction of the United States. The holder hereof, by purchasing or otherwise acquiring this security, acknowledges that this security has not been registered under the Securities Act. The holder agrees that this security may be offered, resold, pledged or otherwise transferred only in compliance with the Securities Act and any applicable state securities laws and only (1) pursuant to Rule 144 under the Securities Act or (2) pursuant to an exemption from registration under the Securities Act, and in each case in accordance with any applicable securities laws of the states of the United States and other jurisdictions. The holder acknowledges that the purpose of the foregoing limitation is, in part, to ensure that Company is not required to register under the Securities Act.”
(c)    Such Purchaser (i) has been furnished with or has had access to all material books and records of the Borrower and each Subsidiary and all of their respective material contracts, agreements and documents and (ii) has had an opportunity to ask questions of, and receive answers from, management and representatives of the Borrower and its Subsidiaries and which representatives have made available to them such information regarding the Borrower and its Subsidiaries and their current respective businesses, operations, assets, finances, financial results, financial condition and prospects in order to make a fully informed decision to purchase and acquire the Notes. Such Purchaser has generally such knowledge and experience in business and financial matters, and with respect to investments in securities of privately held companies, as to enable it to understand and evaluate the risks of an investment in the Notes and form an investment decision with respect thereto. Such Purchaser acknowledges that none of the Borrower or its Subsidiaries has given such Purchaser any investment advice, credit information or opinion as to whether the purchase of the Notes is prudent.
(d)    The foregoing, however, does not limit or modify the representations and warranties set forth in Article 6 of this Agreement or in any other Note Document or the right of such Purchaser to rely thereon.
7.5    Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption or authorization of any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against such Purchaser of this Agreement or the transactions contemplated hereby.
ARTICLE 8.
AFFIRMATIVE COVENANTS
Until the indefeasible payment in full in cash of all Obligations under the Notes (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) or such later date as set forth below, the Borrower hereby covenants and agrees with the Purchaser as follows:

8.1    Use of ProceedsThe Borrower shall use the proceeds of the sale of the Notes hereunder only as follows: (i) for general corporate purposes and working capital requirements of the Borrower and its Subsidiaries, and (ii) to pay the closing fee and all other fees and expenses in connection with this Agreement.
(a)    The Borrower shall not use any proceeds of the sale of the Notes hereunder to, directly or indirectly, purchase or carry any “margin stock” (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any “margin stock” in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
8.2    Notice of Default or Material Adverse Effect. The Borrower will give prompt notice in writing to the Purchaser upon becoming aware of the following: %3. the occurrence of any Default or Event of Default under this Agreement (such notice to specify the nature and period of existence thereof and what action the Borrower is taking (and proposes to take) with respect thereto), %3. the occurrence of any event which constitutes or which with the passage of time or giving of notice or both would constitute an event of default under any Material Contract, %3. the occurrence of any event which constitutes or which with the passage of time or giving of notice or both would constitute a default under any other Contractual Obligation which could reasonably be expected to have a Material Adverse Effect and %3. any development or other information outside the ordinary course of business of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.
8.3    Conduct of Business. The Borrower will use its best efforts to, and will use its best efforts to cause each subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or those reasonably related or ancillary thereto and do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a domestic corporation or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
8.4    Taxes and Claims. The Borrower will use its best efforts, and will use its best efforts to cause each of its Subsidiaries to:
(a)    Timely file complete and correct United States federal and state income and applicable foreign, state and local Tax Returns required by law, in each case with due regard for any extension of time within which to file such Tax Return, and pay when due all Taxes, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP, which deferment of payment is permissible so long as no Lien, other than a Permitted Lien has been entered and the Borrower’s and its Subsidiaries’ title to, and its/their right to use, its/their Properties are not materially adversely affected thereby; and
(b)    Pay and perform (i) all Obligations under this Agreement and the other Note Documents and (ii) except where failure to do so could not reasonably be expected to have a Material Adverse Effect, all other Indebtedness, obligations and liabilities in accordance with customary trade practices; provided that the Borrower or such Subsidiary may contest any item described in clause (ii) above in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.
8.5    Insurance.
(a)    The Borrower will, and will cause each of its Subsidiaries to, maintain with reputable insurance companies insurance in such amounts and covering such risks as set forth on Schedule 8.5 and is otherwise consistent with sound business practice, including, without limitation, property and casualty insurance on all of its Property, general liability insurance, workers compensation insurance, business interruption insurance, and directors and officers liability insurance and maintain such insurance as is required by the terms of any Collateral Document. All such insurance policies shall contain the provision that the Purchaser be given 30 days written notice of intent to terminate by either the Borrower or any of its Subsidiaries or insuring company, and shall name Purchaser as lenders loss payee or additional insured, as applicable, thereunder. The Borrower will, and will cause each of its Subsidiaries to, furnish to the Purchaser upon request full information as to the insurance carried by it.
(b)    The Borrower will, and will cause each of its Subsidiaries to, at all times keep its Property which is subject to the Lien of any Collateral Document insured in favor of the Purchaser, and all policies or certificates (or certified copies thereof) with respect to such insurance. At or prior to the Initial Closing Date, the Borrower shall furnish certificates of insurance issued on applicable ACORD Forms with respect to property and liability insurance for the Borrower. The Borrower will, and will cause each of its Subsidiaries to, notify the Purchaser, promptly, upon receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.
(c)    If the Borrower shall fail to maintain all insurance in accordance with this Section 8.4 or to timely pay or cause to be paid the premium(s) on any such insurance, or if the Borrower shall fail to deliver all certificates with respect thereto, the Purchaser shall have the right (but shall be under no obligation) to procure such insurance or pay such premiums, and the Borrower agrees to reimburse the Purchaser, on demand, for all costs and expenses relating thereto.
8.6    Compliance with Laws and Material Agreements.
(a)    The Borrower will use its best efforts, and will use its best efforts to cause each of its Subsidiaries to, comply with any and all Requirements of Law to which it may be subject including, without limitation, all Environmental Laws, and obtain any and all Licenses necessary to the ownership of its Property or to the conduct of its businesses, except, in each case, where failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, timely satisfy all material assessments, fines, costs and penalties imposed by any Governmental Authority against such Person or any Property of such Person except to the extent such assessments, fines, costs, or penalties are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary has set aside on its books adequate reserves in accordance with GAAP. The Borrower will use its best efforts, and will use its best efforts to cause each of its Subsidiaries to, comply with any and all agreements or instruments evidencing Indebtedness and any other material agreement to which it is a party or by which it is bound, where such default would result in a Material Adverse Effect.
(b)    The Borrower will use its best efforts to file or furnish, on a timely basis in accordance with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), all statements, reports, schedules, forms and other documents (other than any immaterial Form 3, 4, 5 or 8-K filings or any filings relating solely to benefit plans), required to be filed or furnished with or to the SEC.
8.7    Maintenance of Properties. The Borrower will use its best efforts, and will use its best efforts to cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property (other than Property that is obsolete, surplus, or no longer used or useful in the ordinary conduct of its business) in good repair, working order and condition (ordinary wear and tear and casualty and condemnation excepted), make all necessary and proper repairs, renewals and replacements such that its business can be carried on in connection therewith and be properly conducted at all times and pay and discharge when due the cost of repairs and maintenance to its Property, and pay all rentals when due for all real estate leased by such Person.
8.8    Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, take any action reasonably requested by any Purchaser in order to effectuate the purposes and terms contained in this Agreement or any of the Note Documents.
8.9    Intellectual Property.
(a)    At the request of the Purchaser, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, if requested by the Purchaser, the Borrower will, and will cause each subsidiary to, execute and deliver to the Purchaser one or more Intellectual Property Security Agreements to further evidence the Purchase’s Lien on such Person’s Intellectual Property. The Borrower will use its best efforts to, take the steps described in this Section 8.9 with respect to all new or acquired Intellectual Property to which the

Borrower is now or later becomes entitled that is necessary in the conduct of such Person’s business. The Borrower acknowledges and agrees that the Purchaser shall have no duties with respect to any Intellectual Property or Licenses of the Borrower or its Subsidiaries.
(b)    The Borrower shall have the duty, with respect to Intellectual Property that is necessary in the conduct of such Person’s business (i) to prosecute diligently any trademark application or service mark application that is part of the trademarks pending as of the date hereof or hereafter, (ii) to prosecute diligently any patent application that is part of the patents pending as of the date hereof or hereafter, and (iii) to take all reasonable and necessary action to preserve and maintain all of the Borrower’s trademarks, patents, copyrights, Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, except in cases of (i) and (ii), where Borrower, in its reasonable opinion, determines that the costs for engaging in such prosecution activities exceeds the likely benefit of continued prosecution and except in case (iii) where Borrower, in its reasonable opinion, determines that the costs of preserving and maintaining exceeds the value Borrower obtains from such preservation and maintenance. Borrower shall require all employees, consultants, and contractors of the Borrower who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment to the Borrower or \of Intellectual Property rights created or developed and obligations of confidentiality. The Borrower shall not abandon any Intellectual Property or License that is necessary in the conduct of the Borrower’s business.
(c)    The Borrower shall not enter into any Intellectual Property License that costs the Borrower more than $100,000 per year or in upfront fees, to receive any license or rights in any Intellectual Property of any other Person unless the Borrower has obtained approval of the Purchaser.
8.10    Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity reasonably satisfactory to the Borrower (provided that an institutional Purchaser of a Note may instead deliver to the Borrower an indemnity agreement in form and substance reasonably satisfactory to the Borrower), or, in the case of any such mutilation, upon surrender and cancellation of the Note, as the case may be, the Borrower will issue a new Note of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.
ARTICLE 9.
NEGATIVE COVENANTS

Until the indefeasible payment in full in cash of all Obligations under the Note (other than contingent indemnification or expense reimbursement obligations for which no claim has been made) or such later date as set forth below, the Borrower hereby covenants and agrees with the Purchaser as follows:
9.1    Distributions. The Borrower will not, and will not cause or permit any of its Subsidiaries to, make or declare or incur any liability to make any Distributions in respect of the Capital Stock of the Borrower, except that (i) a Subsidiary of the Borrower may declare and pay dividends on its outstanding Capital Stock to the Borrower or to a Wholly-owned Subsidiary of the Borrower; (ii) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock, and (iii) the Borrower may take such steps as are necessary to effectuate the conversion or all of its outstanding preferred stock into common stock.
9.2    Investments and Acquisitions. Unless approved by the Purchaser, the Borrower will not, and will not cause or permit any of its Subsidiaries to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except for:
(a)    Cash Equivalent Investments subject to a perfected security interest in favor of the Purchaser, and purchases of assets in the ordinary course of business;
(b)    Investments (including intercompany loans) in the Borrower or wholly-owned Domestic Subsidiaries so long as the Purchaser has a priority, perfected Lien in any intercompany loans and has received an intercompany note evidencing such intercompany loans, together with transfer powers executed in blank in connection therewith;
(c)    Investments comprised of (i) accounts receivables or notes payable owing to the Borrower or Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements of negotiable instruments held for collection in the ordinary course of business or (iii) lease, utility and other similar deposits made in the ordinary course of business;
(d)    Investments in securities of trade creditors, customers, suppliers or account debtors received in satisfaction or partial satisfaction of obligations owing to it or upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors, customers, suppliers or account debtors;
(e)    deposits of cash made in the ordinary course of business to secure performance of operating leases permitted hereunder;
(f)    Investments existing on the Initial Closing Date and set forth on Schedule 9.2; and
(g)    extensions of payment terms made to customers in the ordinary course of business.
9.3    Capital Expenditures; Operating Leases.
(a)    The Borrower will not, and will not cause or permit any of its Subsidiaries to, make any Capital Expenditure if the sum of the aggregate amount of all Capital Expenditures of the Borrower and its Subsidiaries on a pro forma basis (calculated as if the Capital Expenditure in question was on made on the last day of the most recently ended month) in the trailing twelve-month period most recently ended on a combined basis to exceed $2,000,000.
(b)    The Borrower will not, and will not cause or permit any of its Subsidiaries to, enter into any operating lease, including, but not limited to, leases for real estate, if the sum of the aggregate amount of all expenditures under operating leases made or required to be made by the Borrower and its subsidiaries on a combined basis during such Fiscal Year would exceed $2,000,000.
(c)    The Borrower will not, and will not cause or permit any of its Subsidiaries to, be party to operating or capital leases, including leases for real estate, if the sum of the aggregate amount of all expenditures under all operating leases made or required to be made by the Borrower and its subsidiaries on a combined basis during the full term of such operating leases would exceed $6,000,000.
9.4    Licenses. The Borrower will not, and will not cause or permit any of its Subsidiaries to, grant any rights or Licenses to any IP Rights of the Borrower or its Subsidiaries other than non-exclusive rights or Licenses granted in the ordinary course of business.
9.5    Affiliates. The Borrower will not, and will not cause or permit any of its Subsidiaries to, enter into any transaction or arrangement (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate, except for transactions permitted by this Agreement and transactions in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s operating business and upon fair and reasonable terms that are fully disclosed to the Purchaser and that are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.
9.6    Subsidiaries.
(a)    If the Borrower or any Subsidiary creates, forms or acquires any Subsidiary on or after the date of this Agreement, the Borrower will, and will cause such Subsidiaries to, contemporaneously with the creation, formation or acquisition of such new Subsidiary (or at such later time as the Purchaser may agree in writing), (i) grant to Purchaser a perfected security interest in and Lien on all of the issued and outstanding Capital Stock of such Subsidiary, in order to secure the Obligations
(b)    Neither the Borrower nor any Subsidiary shall create, form, or acquire any Foreign Subsidiary without the express written consent of the Purchaser.
(c)    No Subsidiary shall at any time acquire any material assets or operations unless such Subsidiary shall have complied with the requirements of this Section 9.6 applicable to newly created, formed or acquired Subsidiaries.
9.7    Real Property. As soon as practicable after any permitted acquisition of real property or lease (as lessee), the Borrower will, and will cause each of its Subsidiaries to, deliver a perfected mortgage Lien in favor of the Purchaser on any acquired real property of the Borrower or Subsidiary and such insurance policies, opinions of counsel and related documents as the Purchaser may reasonably request (all in form and substance acceptable to the Purchaser).
9.8    Modifications of Charter Documents. The Borrower will not permit, and will cause each of its Subsidiaries not to permit, such Person’s Charter Documents to be amended or modified in any way that could reasonably be expected to materially or adversely affect the interests of the Purchaser.
9.9    Fiscal Year. The Borrower will not, and will not cause or permit any of its Subsidiaries to, change its Fiscal Year so that it ends on other than the last day of September.
9.10    Restrictive Agreements. The Borrower will not, and will not cause or permit any of its Subsidiaries to, become or be a party to any contract or agreement which materially impairs such Person’s ability to perform under this Agreement, or under any other Note Document.
9.11    Financial Covenants. The Borrower and its Subsidiaries, on a consolidated basis, shall not:
(a)    Minimum Coverage Ratio. As of the last day of each month on or after the Initial Closing Date, permit the Coverage Ratio, in each case, for each monthly period then ended to be less than the amount set forth across from such period in the table below:

Calendar Month During Term	Minimum Amount
December - May	0.7: 1.00
June - November	0.9: 1.00

(b)    Minimum Qualifying Revenue. As of the last day of any calendar month, on or after December 1, 2018, on a trailing twelve-month basis, permit Qualifying Revenue to be less than $13,000,000.
9.12    No Negative Pledges. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, %3. create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of Borrower or Subsidiary to pay dividends or make any other distribution on any of Borrower’s or Subsidiary’s Capital Stock or to pay fees, including management fees, or make other payments and distributions to the Borrower, or to make loans or advances to the Borrower, or to transfer any of the properties or assets of such Subsidiary to the Borrower, or %3. enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Purchaser, whether now owned or hereafter acquired; provided that the foregoing in this Section 9.12 shall not apply to restrictions and conditions (i) imposed by Requirements of Law, (ii) imposed by the Note Documents (or any related document), (iii) existing on the date hereof (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted by the terms of this Agreement; provided further that clause (b) of the foregoing shall not apply to (i) restrictions or conditions imposed by any agreement relating to secured Indebtedness (including Capital Lease Obligations) permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (ii) customary provisions in leases restricting the assignment thereof.
ARTICLE 10.
EVENTS OF DEFAULT
10.1    Events of Default. An “Event of Default” shall occur hereunder upon:
(a)    Failure of the Borrower to pay the principal of any Note (or any installment thereof) as and when due (whether at scheduled maturity, upon acceleration or otherwise), or failure of the Borrower to pay within three (5) Business Days after the same shall become due (i) any interest upon any Note, (ii) any fees or any other Indebtedness or Obligations to the Purchaser or (iii) any other obligations under any of the Note Documents.
(b)    Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to any Purchaser under or in connection with this Agreement, the Notes or any other Note Document or any certificate or information delivered in connection with any of the foregoing shall be materially false when made, and continue to be materially false and materially impact the value of the Borrower.
(c)    Failure of the Borrower or any of its Subsidiaries to comply with any term, covenant, or provision contained in Sections 8.1, 8.2 or Article 9 of this Agreement, and such failure materially adversely affects the business of the Borrower.
(d)    Failure of the Borrower or any of its Subsidiaries to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified elsewhere in this Section 10.1) or any other Note Document and any such failure materially adversely affects the business of the Borrower and remains remedied for a period sixty (60) days after occurrence.
(e)    (i) Failure of the Borrower or any of its Subsidiaries to pay when due or within any applicable grace period therefor any payments under any Indebtedness in excess of $300,000 (other than the Obligations) or (ii) the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any other term, provision or condition contained in any agreement, contract or instrument under which any such Indebtedness was created or is governed, the effect of which default is to cause, or to permit the holder or holders of such other Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, or (iii) any other event shall occur or condition exist, the effect of which event or condition is to cause, or to permit the holder or holders of such other Indebtedness to cause, such Indebtedness to become due prior to its stated maturity and such acceleration has a Material Adverse Effect on the Company’s business; or (iv) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof and such acceleration has a Material Adverse Effect on the Company’s business; or (v) the Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due.
(f)    The Borrower or any Subsidiary shall (i) file or consent to the entry of an order for relief with respect to it under any federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (iv) institute any proceeding seeking an order for relief under any federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law as now or hereafter in effect seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any such law relating to bankruptcy, insolvency or reorganization or relief of debtors, fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it or file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) dissolve, wind up or liquidate, (vi) take any corporate, organizational or similar action to authorize or effect any of the foregoing actions set forth in this Section 10.1(f), or (vii) fail to contest in good faith any appointment or proceeding described in Section 10.1(g).
(g)    Without the application, approval or consent of the Borrower or any Subsidiary, as applicable, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any Subsidiary or any substantial part of its Property, or a proceeding described in Section 10.1(f) shall be instituted against the Borrower or Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of forty-five (45) consecutive days.
(h)    Any court, government, or Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of, all or any material portion of the Property of the Borrower or any Subsidiary.
(i)    The Borrower or any Subsidiary shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money aggregating in excess of $250,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.
(j)    The Borrower or any Subsidiary shall (i) be the subject of any proceeding pertaining to the release by the Borrower, any such Subsidiary or any other Person of any Hazardous Material into the environment, or (ii) violate any Environmental Law, which, in either case could reasonably be expected to have a Material Adverse Effect.
(k)    Any Collateral Document shall for any reason fail to create a valid and perfected priority (subject to any Permitted Liens) security interest in any collateral purported to be covered thereby, except as to PFG or as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect.
(l)    The occurrence of a Change of Control.
(m)    The occurrence of a Material Adverse Effect.
(n)    The Borrower or any Subsidiary shall be enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the Borrowers business.
(o)    The Borrower, any of its Subsidiaries, or any member of the Senior Management thereof shall be indicted for, convicted of or found culpable of a felony under applicable Law that would reasonably be expected to (i) materially impair (A) the ability of the Borrower to operate its business, (B) any Note Document, or (C) any rights or remedies of the Purchaser under any Note Document, or (ii) result in a material declination in value of the Collateral. Any member of the Senior Management of the Borrower shall be indicted, convicted or found culpable for a felony under applicable Law involving fraud, financial misconduct, theft, dishonesty, embezzlement, breach of fiduciary duty or other conduct reasonably likely to have an adverse effect on such Person’s ability to perform duties as a senior executive of a public company.
(p)    There shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, expropriation, act of God or public enemy, or other casualty, which in any such case causes the cessation or substantial curtailment of revenue producing activities at any facility of Borrower if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect.
(q)    Except as otherwise expressly permitted hereunder, Borrower shall (i) take any action, or shall make a determination, whether or not yet formally approved by any Borrower’s management or board of directors

(or equivalent governing body), to (A) suspend the operation of all or a material portion of its business in the ordinary course, (B) suspend the payment of any material obligations in the ordinary course or suspend the performance of any material obligations in the ordinary course or suspend the performance under the Material Agreements in the ordinary course of business, or (C) solicit proposals for the employment of, or employ, an agent or other third party to conduct a wind-down of any material portion of its business or (ii) be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of their business unless such order would not have a Material Adverse Effect.
(r)    There shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect, unless being contested in good faith and by appropriate proceedings and for which the Borrower has set aside on its books reasonably adequate provisions therefor.
10.2    Acceleration. If an Event of Default occurs and is continuing under Section 10.1(f), or 10.1(g) or clause (v)(B) of Section 10.1(e), then the outstanding principal of and interest on the Notes shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Required Purchaser, by written notice to the Borrower, may declare the principal of and interest on the Notes to be due and payable immediately. Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and the Purchaser (acting at the direction of the Required Purchaser) shall be entitled to exercise, subject to the PFG Subordination Agreement, all of its rights and remedies hereunder and under such Note or any other Note Document whether at law or in equity.
10.3    Set-Off. Upon the occurrence and during the continuation of an Event of Default, in addition to all other rights and remedies that may then be available to any Purchaser of any Note, the Purchaser is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set off and apply any and all Indebtedness at any time owing by the Purchaser to or for the credit or the account of the Borrower or any of its Subsidiaries against all amounts which may be owed to the Purchaser by the Borrower or any of its Subsidiaries in connection with this Agreement or any other Note Document.
10.4    Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Borrower shall indemnify and hold harmless the Purchaser, its respective Affiliates and each of its respective managers, officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all reasonable and documented out-of-pocket losses, claims, damages, expenses (including, without limitation, fees, disbursements and other charges of outside counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between the Borrower (or any of its Subsidiaries) and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities or losses (collectively, “Liabilities”), in each case resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Borrower or any of its Subsidiaries in this Agreement or any other Note Document, including without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement or any other Note Document, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, actions brought by any holders of equity or Indebtedness of the Borrower or any of its Subsidiaries or derivative actions brought by any Person claiming through or in the Borrower’s or any such Subsidiary’s name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Note Documents, the transactions contemplated thereby, or any Indemnified Party’s role therein or in the transactions contemplated thereby, or the gross negligence or willful misconduct of the Borrower or any of its Affiliates and its respective directors, officers, and employees; provided, however, that the Borrower shall not be liable under this Section 10.4 to an Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of an Indemnified Party; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Borrower shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under Applicable Laws. In connection with the obligation of the Borrower to indemnify for expenses as set forth above, the Borrower further agrees, upon presentation of appropriate invoices, to reimburse each

Indemnified Party for all such reasonable and documented out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of outside counsel and costs of investigation incurred by an Indemnified Party in connection with any Liabilities) as they are incurred by such Indemnified Party. The obligations of the Borrower under this Section 10.4 shall survive the payment in full of the other Obligations and the termination of this Agreement.
10.5    Procedure; Notification. Each Indemnified Party under this Article 11 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Borrower under this Article 11, notify the Borrower in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Borrower of any such action shall not relieve the Borrower from any liability which it may have to such Indemnified Party, except to the extent that such omission impairs the Borrower’s ability to defend the action, claim or other proceeding. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its judgment; provided that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Borrower, on the one hand, and an Indemnified Party, on the other hand, is, or may become, a party, such Indemnified Party shall have the right to employ separate counsel at the Borrower’s expense and to control its own defense of such action, claim or proceeding if, in the opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Borrower, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Borrower agrees that it will not, without the prior written consent of the Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchaser and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.
ARTICLE 11.
MISCELLANEOUS
11.1    Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of any Purchaser, acceptance of the Notes and payment therefor, or termination of this Agreement. Except as otherwise expressly provided by its terms, this Agreement and each other Note Document shall terminate and be of no further force and effect on the earlier of (a) the date on which the Obligations (other than contingent indemnification obligations for which no claim has been made) have been satisfied in full in cash, as set forth in writing by the Purchaser, and (b) such time as the parties hereto mutually agree to the termination thereof.
11.2    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, or email (with receipt confirmed), courier service or personal delivery:
(a)    if to Purchaser:
MARK BURISH
33 E Main St.#400
Madison, WI 53703
Email: mburish@hbslawfirm.com
Telephone:    (608) 257-0945

(b)    if to the Borrower or any Subsidiary:
Sonic Foundry, Inc.
222 W. Washington Avenue

Madison, WI 53703
Email: Ken.Minor@sonicfoundry.com
Telephone: (608) 443-1621
Attention: Ken Minor, Chief Financial Officer

With a copy (which shall not constitute notice) to:
McBreen & Kopko LLP
209 West Jackson, Suite 900
Chicago, Illinois 60606
Telephone (312) 213-3611
Attention: James R. Stern
All such notices and communications shall be deemed to have been duly given: if personally delivered, when delivered by hand; if mailed, five (5) Business Days after being deposited in the mail, postage prepaid; if delivered by courier, one (1) Business Day after being deposited with a reputable overnight courier, with charges prepaid; if faxed, upon confirmation as successfully sent by the sender’s fax machine; or if emailed, when receipt is acknowledged.
11.3    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchaser may and upon notice to, but without the consent of the Borrower, transfer the Notes held by it in whole or in part and may assign its rights under the Note Documents to one or more assignees. In addition, each Purchaser may at any time, without the consent of, or notice to, the Borrower sell participations to any Person in all or a portion of such Purchaser’s rights and/or obligations under this Agreement and the other Note Documents; provided that such Purchaser’s obligations under this Agreement and the other Note Documents shall remain unchanged, and the Borrower shall continue to deal solely and directly with such Purchaser, as the case may be, in connection with the provisions of this Agreement and the other Note Documents. Notwithstanding anything herein to the contrary, no assignments may be made to, and no participations may be sold to, Borrower or any of its Affiliates. Notwithstanding anything herein to the contrary, any Purchaser may, at any time, create a security interest in, pledge or assign, all or any portion of its rights under and interest in the Note Documents and the Notes in favor of any secured creditor of such Purchaser, and such secured creditor may enforce such pledge or security interest in any manner permitted under Applicable Law. Neither the Borrower nor any Subsidiary may assign any of its rights, or delegate any of its obligations, under this Agreement, the Notes without the prior written consent of the Purchaser, and any such purported assignment by the Borrower or any such Subsidiary without the written consent of the Purchaser shall be void and of no effect. Except as provided in Article 11, no Person other than the parties hereto and its successors and permitted assigns is intended to be a beneficiary of any of the Note Documents
11.4    Amendment and Waiver.
(a)    No failure or delay on the part of any of the parties hereto in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.
(b)    Any amendment, waiver, supplement or modification of or to any provision of this Agreement or the Notes and any consent to any departure by any party from the terms of any provision of this Agreement or the Notes, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Purchaser and (ii) only in the specific instance and for the specific purpose for which made or given; provided that, notwithstanding the foregoing, without the prior written consent of the Purchaser affected thereby, an amendment, waiver, supplement or modification of this Agreement, the Notes or any consent to departure from a term or provision hereof or thereof may not: (A) reduce the rate of or extend the time for payment of principal or interest on the Notes; (B) reduce the principal amount of the Notes; (C) make the Notes payable in money other than that stated in the Notes; (D) reduce the amount or extend the time of payment of fees or other compensation payable to the Purchaser hereunder; or (E) change any provision of this Section 11.4(b) 11.4(b); and provided further, no amendment, modification or restatement of this Agreement or the Notes may contravene the terms hereof in relation to the PFG Senior Debt or the terms of the PFG Subordination Agreement.
(c)    Except where notice is specifically required by this Agreement, no notice to or demand on the Borrower or any of its Subsidiaries in any case shall entitle the Borrower or any of its Subsidiaries to any other or further notice or demand in similar or other circumstances.
11.5    Signatures; Counterparts. Facsimile and electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
11.6    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
11.7    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF WISCONSIN, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.
11.8    JURISDICTION, JURY TRIAL WAIVER, ETC.
(a)    EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF WISCONSIN SITTING IN DANE COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF WISCONSIN, OR ANY APPELLATE COURT FROM ANY THEREOF, AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.
(b)    TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER NOTE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT THE PURCHASER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER NOTE DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
11.9    Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal, or unenforceable provision of this Agreement with a valid, legal, and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal, or unenforceable provision.
11.10    Rules of Construction. Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.
11.11    Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Note Documents, is intended by the parties as a final expression of its agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Note Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.
11.12    Certain Expenses. The Borrower will pay all expenses of the Purchaser (including, without limitation, fees, charges and disbursements of outside counsel and travel expenses) in connection with (a) any administration, enforcement, amendment, supplement, modification or waiver of or to any provision of this Agreement or any of the other Note Documents or any documents relating thereto (including, without limitation, a response to a request by the Borrower or any of its Subsidiaries for the consent of such Purchaser to any action otherwise prohibited hereunder or thereunder), (b) consent to any departure from the terms of any provision of this Agreement or such other documents and (c) any redemption of the Notes. The obligations of the Borrower under this Section 11.12 shall survive the payment in full of the other Obligations and the termination of this Agreement.
11.13    Publicity. Except as may be required by Applicable Law or otherwise expressly provided herein, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto, provided, however, that the Purchaser may, without the approval of the Borrower, issue a press release and may publish and distribute one or more tombstone or other announcements of the closing of the transactions contemplated hereby using the Borrower’s name, product photographs, logo or trademark. In addition to the foregoing, each Purchaser is hereby authorized to deliver a copy of any financial statement or other information made available by the Borrower or its Subsidiaries in connection herewith to any regulatory authority having jurisdiction over such Purchaser, pursuant to any request therefore and may further divulge to any assignee or purchaser of any portion of the Notes (or any participation therein) or any prospective assignee or purchaser of any portion of the Notes (or any participation therein), all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents.
11.14    Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be required or desirable to carry out or to perform the provisions of this Agreement, including without limitation, any post-closing assignment(s) by any Purchaser of a portion of the Notes to a Person not currently a party hereto, subject to the limitations set forth herein.
11.15    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Note Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Note Document, this Agreement or such other Note Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Note Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, the Purchaser or any other Purchaser shall limit, modify or affect the representations set forth in Article 6 of this Agreement or the right of any Purchaser to rely thereon.

11.16    Confidential Information. Each Purchaser agrees to use commercially reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Note Document, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to any investment committee of such Purchaser that is advised of the confidential nature of such information and is instructed to keep such information confidential in accordance with the terms hereof, (iii) to Persons employed or engaged by such Purchaser or such Purchaser’s Affiliates in evaluating, approving, structuring or administering the Notes, (iv) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 11.16 or (B) available to such Purchaser from a source (other than Borrower) not known by such Purchaser to be subject to disclosure restrictions, (v) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority or any insurance industry association, (vi) to any other party hereto, (vii) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.16 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (iii) above), (viii) in connection with the exercise or enforcement of any right or remedy under any Note Document or in connection with any litigation or other proceeding to which Purchaser is a party or bound, (ix) to any nationally recognized rating agency that requires access to information about a Purchaser’s investment portfolio in connection with ratings issued with respect to such Purchaser, (x) to any Purchaser’s independent auditors and other professional advisors as to which such information has been identified as confidential. In the event of any conflict between the terms of this Section 11.16 and those of any other Contractual Obligation entered into with the Borrower (whether or not a Note Document), the terms of this Section 11.16 shall govern.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by its respective officers hereunto duly authorized as of the date first written.
BORROWER:
SONIC FOUNDRY, INC.

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer

MARK BURISH, in his capacity as Purchaser

By:	/s/ Mark Burish
By:	Mark Burish
Title:

EXHIBIT A
FORM OF NOTE
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.
[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (AS DEFINED IN § 1273(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND U.S. TREASURY REGULATION § 1.1273-1 PROMULGATED THEREUNDER). THE HOLDER HEREOF CAN OBTAIN THE INFORMATION DESCRIBED IN U.S. TREASURY REGULATION § 1.1275-3 BY WRITING TO: INTERSECTIONS, INC., ATTENTION: [__].]
SONIC FOUNDRY, INC.
SUBORDINATED SECURED NOTE
DUE February 28, 2024
$5,000,000    February 28, 2019
FOR VALUE RECEIVED, the undersigned, SONIC FOUNDRY, INC., a Maryland corporation (the “Borrower”), hereby promises to pay to Mark Burish, an individual residing in the state of Wisconsin, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000) on the Maturity Date, except as otherwise set forth herein or in the Note Purchase Agreement (as defined below), and with interest thereon from time to time as provided herein.
1.    Note Purchase Agreement. This Note (this “Note”) is issued by the Borrower, on the date hereof, pursuant to the Note Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Borrower and the Purchaser and is expressly subject to the terms thereof. The Purchaser is entitled to the benefits of this Note and the Note Purchase Agreement, as the Note Purchase Agreement relates to this Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. This Note is secured by, among other things, one or more Collateral Documents described in the Note Purchase Agreement, subordinated to the security interest of Partners for Growth V, L.P. and its assigns by a subordination agreement, in agreed form. Each Purchaser of Notes under the Note Purchase Agreement shall execute and deliver a counterpart of the PFG Subordination Agreement and, regardless of the failure to do so, shall be deemed to be bound by its terms. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Note Purchase Agreement.
2.    Interest. The Borrower promises to pay interest on the sum of the principal amount of this Note (including any default interest added thereto pursuant to Section 3.1(b) of the Note Purchase Agreement) at the aggregate rate and in the manner and times set forth in the Note Purchase Agreement.
3.    Repayment; Prepayment. The Borrower shall repay the outstanding principal amount of this Note as set forth in the Note Purchase Agreement.
4.    Amendment. Amendments and modifications of this Note may be made only in the manner provided in the Note Purchase Agreement.

Exhibit A – Page 1
HOU:3933539.11

5.    Enforcement. The Borrower shall pay all costs of enforcement of this Note to the extent and in the manner set forth in the Note Purchase Agreement.
6.    Remedies Cumulative. No remedy conferred upon the Holder herein or in the Note Purchase Agreement or any other Note Document is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Note Purchase Agreement or under any other Note Document or now or hereafter existing at law or in equity or by statute or otherwise.
7.    Transfer. This Note may be transferred or assigned, in whole or in part, by the Purchaser at any time subject to the limitations set forth in the Note Purchase Agreement and herein. The term “Holder” as used herein shall also include any permitted transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.
8.    Covenants Bind Successors and Assigns. All the covenants, stipulations, promises, and agreements in this Note by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.
9.    Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and in the manner set forth in Section 11.2 of the Note Purchase Agreement.
10.    GOVERNING LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF WISCONSIN, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.
11.    Severability. In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdictions, shall not in any way be affected or impaired thereby.
12.    Waivers. All Persons bound by this obligation, whether primarily or secondarily liable as principals, sureties, endorsers or otherwise, hereby waive the benefits of all provisions of law for stay or delay or execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment is obtained, executed and issued against any of them and in turn satisfied, and its right, if any, to require the Holder to hold as security for this Note any collateral deposited by any of said persons as security. Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all parties bound hereon.
13.    Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
[Signature Pages Follow]

Exhibit A – Page 2
HOU:3933539.11

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first written above.
SONIC FOUNDRY, INC.

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer

Exhibit A – Page 3
HOU:3933539.11